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                                                                   Exhibit 10.17


                              PROFESSIONAL SERVICES
                              SUBCONTRACT AGREEMENT


This Professional Services Subcontract Agreement is entered into by and between GE IT Solutions/Universal Data Consultants "UDC" and Transformation Processing Inc. (TPI) "Vendor", with reference to the following facts:

1. Vendor represents that it has expertise in providing classroom software instruction.

2. UDC desires to acquire, and Vendor desires to provide to UDC and/or to UDC's customers, Vendor's services ("Services").

3. UDC and Vendor contemplate entering into a number of projects wherein Vendor will provide such Services as UDC's subcontractor.

4. UDC and Vendor wish to establish the terms and conditions governing those undertakings.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.   Term and Termination.

     (a) This Agreement will commence as of the date first set forth above and will continue in force thereafter unless terminated in accordance with the provisions hereof. Notwithstanding the expiration or termination of this Agreement, the provisions of this Agreement will continue in full force and effect until each party has fulfilled its obligations pursuant to any Statement of Work hereunder that is in effect at the time of such expiration or termination.

     (b) This Agreement may be terminated by either party at any time upon thirty (30) days prior written notice to the other party. UDC may terminate the Services of Vendor with respect to any particular Statement of Work issued hereunder upon written notice. In the event of such termination by UDC, Vendor shall be reimbursed in accordance with the provisions of paragraph 5 for the proportional work which it has performed satisfactorily prior to the date of termination.

     (c) In the event that either party hereto fails in the performance of its obligation hereunder or under any Statement of Work hereunder, or breaches the terms or conditions hereof or of any Statement of Work hereunder, the other party may, at its option, give written notice to the party which has failed to perform or has breached this Agreement or any such Statement of Work of its intention to terminate this Agreement or such Statement of Work unless such breach or failure in performance is cured within thirty (30) days of such notice. Failure to cure


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          such a breach shall make this Agreement or such Statement of Work terminable, at the option of the aggrieved party, at the end of such thirty (30) day period unless notification is withdrawn.

     (d) Upon termination of this Agreement pursuant to any provision hereof, or upon the written request of UDC, Vendor shall return to UDC within seven (7) days all written or media-stored matter of any type relating to the subject matter set forth in paragraph 8 below and any other materials which contain confidential proprietary information of UDC or its customers. Furthermore, at UDC's sole option, Vendor shall render Services up and until the date of any such termination as required hereunder.

2.   Scope of Work

     (a) Vendor agrees to provide its services from time to time, upon UDC's request. Such Services will include classroom instruction and related professional services. UDC may require such Services to be performed at its customer's location. The Services to be rendered in any particular project will be defined in a Statement of Work mutually acceptable to both parties. Each Statement of Work will be signed by both parties and will be subject to the terms and conditions of this Agreement, which are herewith incorporated and made a part of each Statement of Work hereunder.

     (b) Vendor agrees to abide by the terms and conditions of a prime contract between UDC and its end-user customer, provided UDC has disclosed said terms and conditions to Vendor. In general, UDC will include any unique or unusual terms as part of the Statement of Work.

3. Manner of Performances. Vendor represents and warrants that the Services performed hereunder will be of professional quality and will conform to generally-accepted industry practices. Vendor warrants and represents that it has the requisite expertise, ability and legal right to render the Services. Vendor will cooperate fully with UDC in accomplishing the purpose of the Services and satisfying the needs of the end-user customer. Vendor recognizes that UDC will rely on any representations made by Vender in relation to the Services to be provided under this Agreement and may incorporate such representations in its prime contracts with end-user customers; as a result time is of the essence in Vendor's performance of this contract.

4.   Price and Payment.

     (a) In full consideration for the Services provided for hereunder, UDC agrees to pay Vender the amounts or at the rates specified in a Statement of Work hereunder.

     (b) In no event will UDC be liable to Vendor for any amounts, including expenses, in excess of the maximum amount stated in the Statement of Work.


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     (c)  Unless otherwise expressly agreed and provided in a Statement of Work issued pursuant hereto, payment will be due net 15 after receipt of invoice, which invoice shall not be issued until completion of the Work provided for in each Statement of Work, unless otherwise specified in the Statement of Work.

5. Non-Solicitation. The parties agree that during the term of this Agreement, and for a period of twelve (12) months after termination of this Agreement, neither party shall directly or indirectly solicit for employment, employ or engage as a consultant any person employed then or within the preceding one (1) year by the other party and who came in contact with the person directly or indirectly in the performance of this Agreement. In the event of any actual or threatened breach of any of the terms of this paragraph 6, the party who is thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity for damages and otherwise, and all such rights and remedies shall be cumulative.

6. Conflicts of Interest; Authority. Vendor represents and warrants that neither Vendor nor any officer, partner or principal of Vendor has any interest or relationships with third parties, including competitors of UDC, which in any way would present a conflict of interest with the Services or which in any way would prevent it from carrying out the terms of this Agreement. Vendor represents and warrants that it has the authority to enter into this Agreement and to perform the Services hereunder and to grant UDC the rights set forth herein.

7.   Independent Contractor.

     (a) Vendor will be an independent contractor and will not be treated as an employee of UDC for any purpose, including, without limitation, for the payment of federal, state and local employment and social security taxes.

     (b) UDC shall not be responsible for Vendor's acts while performing Services hereunder, whether on UDC's premises, or elsewhere, and Vendor will have no authority to speak for, represent, or obligate UDC in any way without express written authority.

8.   Ownership of Work Product.

     (a) For purposes of this Agreement, the term "Work Product" shall mean all materials and information in tangible form which are developed in whole or in part pursuant to any Statement of Work under this Agreement.

     (b) All Work Product and any copies thereof, including training material, reports, designs, programs, tapes, listings, and other programming originated for and prepared by or for UDC, shall belong exclusively to UDC. The Work Product will be deemed to be work made for hire under the United States copyright laws for the sole and exclusive benefit of UDC. Vendor assigns to UDC any right or


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          interest it may have or acquire in the Work Product.

     (c) Not withstanding the foregoing, any software application product and associated documentation already owned by Vendor at the time of execution of any Statement of Work hereunder including any modifications, extensions or enhancements thereof made by Vendor ("Vendor Proprietary Product") outside of the scope of this Agreement shall be set forth in the Statement of Work and shall belong exclusively to Vendor.

     (d) Vendor shall not, during the term of this Agreement or thereafter, assert any rights with respect to any matters set forth in subparagraphs (a) and (b), above. Vendor will assist UDC to and will execute all documents reasonably necessary to perfect UDC's rights and interest in Work Product.

9.   Confidentiality.

     (a) During the term of this Agreement, each party will consider as "Confidential Information" any information it obtains in tangible form from the other party that is designated as, or known to the receiving party to be, confidential or proprietary.

     (b) Each party agrees to receive and maintain all Confidential Information in strictest confidence, using at least reasonable care, and except as provided herein, shall not use Confidential Information for its own benefit or disclose it to third parties without the written consent of the other party.

     (c) The obligations of the parties under this paragraph shall survive the expiration or termination of this Agreement and shall be binding on the parties, their successors and assigns.

     (d) Neither party shall have any obligations under this Agreement with respect to information which: (i) is already known to the receiving party or is publicly available at the time of disclosure: (ii) is disclosed to the receiving party by a third party who is not in breach of an obligation of confidentiality; (iii) becomes publicly available after disclosure through no act of the receiving party; or (iv) is developed by the receiving party without breach of this Agreement.

10.  Hold Harmless; Insurance.

     (a) In consideration of this Agreement, Vendor hereby agrees to indemnify and hold UDC harmless from any and all suits, claims, actions, damages or losses whatsoever (including attorney's fees) arising from injury to persons or damage to property which results from any act or omission of Vendor in its performance hereunder or presence at a UDC or customer of UDC facility.

     (b) During the terms of this Agreement and any Statement of Work hereunder,

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          Vendor shall maintain its own (i) Worker's Compensation insurance, as prescribed by the law of the state in which the Services are performed, (ii) comprehensive automobile liability insurance, for bodily injury and property damage, and (iii) comprehensive general liability insurance.

11. Indemnification. Vendor warrants that the Work Product shall be delivered to UDC and/or the customer of UDC free and clear of all liens and encumbrances of any third party. Vendor hereby agrees to indemnify UDC against and hold harmless of and from any and all claims, actions, damages, losses, causes of action and liabilities asserted again UDC by third parties and all costs and expenses (including but not limited to reasonable attorney's fees) incurred by UDC in connection therewith, arising out of or in connection with (i) any claim that the use of the Work Product infringes any patent or copyright or otherwise violates the rights of any third party, or (ii) Vendor's breach of any of the terms and provisions of this Agreement, whether related to the Services to be provided by Vendor or any rights granted to UDC hereunder. This Section shall survive any expiration or termination of this Agreement.

12. Books and records. Consultant shall maintain accurate books and records of the hours spent and expenses incurred to be invoiced to UDC hereunder, and will attach such supporting documentation and receipt to Consultant's invoices to UDC hereunder.

13. Severability; Headings. If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be binding upon the parties hereto, and shall be enforceable, as though said invalid or unenforceable provisions were not contained herein. Furthermore, the parties hereto agree that in the event any provisions shall be determined to be invalid or unenforceable, such provision shall be limited or curtailed only to the extent necessary for it to be valid and enforceable. Section headings are for the convenience of reference only and shall be construed as part of this Agreement.

14. Notices. Except as otherwise provided in this Agreement, notice required to be given pursuant to this Agreement shall be effective when received and shall be sufficient if given in writing, hand delivered, sent by telegraph or certified mail, postage prepaid, to the parties at the addresses set forth below or such other address as the parties may designate in accordance with this paragraph.

15. Entire Agreement. This Agreement is the entire agreement of the parties and shall supersede all prior agreements and understanding between the parties respecting the subject matter hereof. This Agreement may not be modified except in writing signed by duly authorized officers of the parties.

16. Limitation of Liability. EXCEPT WITH RESPECT TO VENDOR'S OBLIGATIONS SET FORTH IN PARAGRAPHS 10 AND 11 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE, ONE TO THE OTHER, FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR THE LOSS

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     OF PROFIT OR DATA, EVEN IF THE PARTY SHALL HAVE BEEN ADVISED OF THE
     POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

17. Governing Law. This Agreement is deemed to be made under and shall be construed according to the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

GE IT Solutions/Universal Data             Transformation Processing Inc.
Consultants

                                              /s/ Martin Foest
By: /s/ TJ Glover                             ------------------------------
    -------------------------------           Martin Foest
      TJ Glover, Groupware Practice           Manager, Groupware Consulting

Date:   5/15/97                               Date:     5/15/97
     ------------------------------                --------------------------
                                              Transformation Processing Inc.


                                               /s/ Gary McCann
                                               -------------------------------
                                               Gary McCann
                                               VP, Operations and Secretary

                                               Date:     5/15/97
                                                    --------------------------

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                 Addendum to the Value Added Reseller Agreement

This Addendum (the "Addendum") is made to the Standard Software License (the "Agreement"), dated April 23,1997, to provide certain additional or revised terms to the Agreement between IntellAgent Control Corporation ("ICC") and Transformation Processing, Inc. ("TPI"). In the event of any conflict between the terms of this Addendum and the terms or the Agreement, the terms of this Addendum shall govern.

         In consideration of Business Partner's commitment to staff it's organization with two dedicated sales associates who's priority it is to advocate the use of the IntellAgent Control System with clients in Canada, ICC agrees to increase Business Partner's discount to 45%. This discount shall be extended to Business Partner for a term of one year, beginning on November 24, 1997. At the end of each term, this offer will automatically renew unless notified in writing by ICC thirty (30) days prior to the end of the term.


IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in duplicate originals by its duly authorized representatives.


IntellAgent Control Corporation            TPI
(ICC):                                     (Business Partner)

BY:  /s/ Howard Getson                     BY: /s/Gary G. McCann

    -------------------------                 -----------------------------

NAME: Howard Getson                        NAME:   Gary G. McCann
     ------------------------                   ---------------------------
          (Print)                                          (Print)

TITLE: President/CEO                       TITLE:  Executive Vice President
      -----------------------                    --------------------------

DATE:  12/15/97                            DATE:  /s/ November 26, 1997
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